Exhibit 4(d)

Form of Global Zero Coupon Note with Optional Redemption Provision

THIS NOTE IS A GLOBAL NOTE (“GLOBAL NOTE”) WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITORY OR A NOMINEE THEREOF. UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN CERTIFICATED FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE TO THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO A NOMINEE FOR DTC OR BY DTC OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITORY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITORY. UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF DTC TO AMERICAN EXPRESS COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

(Form of Face of Note)

AMERICAN EXPRESS COMPANY

          FOR PURPOSES OF SECTION 1275 OF THE UNITED STATES INTERNAL REVENUE CODE OF 1986, AS AMENDED, THE ISSUE DATE IS 20   , THE AMOUNT OF ORIGINAL ISSUE DISCOUNT IS ($) PER ($) OF PRINCIPAL, THE YIELD TO MATURITY IS    %, AND (THERE WAS NO INITIAL SHORT ACCRUAL PERIOD) (THE AMOUNT OF ORIGINAL ISSUE DISCOUNT ALLOCATED TO THE INITIAL SHORT ACCRUAL PERIOD FROM           TO           IS ($)           PER ($) OF PRINCIPAL AND THE           METHOD WAS USED TO DETERMINE THIS AMOUNT.

Zero Coupon Senior Note due

No.	($) (if not in	CUSIP:
	U.S. dollars	ISIN:
specify currency)

          AMERICAN EXPRESS COMPANY, a New York corporation (hereinafter called the “Company,” which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to CEDE & CO., or registered assigns, the principal sum of           (Dollars) (if not in U.S. dollars specify currency) on           . The principal of this Note shall not bear interest except in the case of a default in payment of principal upon acceleration, redemption or Stated Maturity; in such case the overdue principal of this Note shall bear interest at the rate of     % per annum (to the extent that the payment of such interest shall be legally enforceable), which shall accrue from the date of such default in payment of principal upon acceleration, redemption or Stated Maturity to the date payment of such principal has been made or duly provided for. Interest on any overdue principal shall be payable upon demand and shall be computed on the basis of a 360-day year of twelve 30-day months. Payment of the principal (and premium, if any) of and any such interest on this Note will be made at the office or agency of the Company maintained for that purpose in the City of          , or, at the option of the Holder, at the office or agency of the Company maintained for that purpose in          . All such payments shall be made in such coin or currency of the (United States of America) (if foreign currency, insert relevant country) as at the time of payment is legal tender for payment of public and private debts (if composite currency, insert “in units of (composite currency)”) (if for foreign currency or composite currency, insert the following language: “equal to the U.S. dollar equivalent thereof determined in such manner as described on the reverse hereof”) (if holder can elect foreign currency or composite currency, insert the following language: “(or, if the holder of the Note shall elect to be paid in the (relevant currency), as provided below, in (relevant currency)”).

          (If holder can elect foreign currency or composite currency, insert the following language: “The holder may elect to receive payment of the principal of this Note in (relevant currency) by filing a written request for such payment with the corporate trust office of the Trustee, at least fifteen (15) days prior to the due date of payment of principal. The holder may elect to receive (relevant currency) for all principal and interest payments and need not file a separate election form for each payment. Such election shall remain in effect until changed by written notice to the Trustee fifteen (15) days prior to the due date of payment of principal”) (if for composite currency, insert the following language: “If the (composite currency) ceases to be used both within the          monetary system and for the settlement of transactions by public institutions of or within the communities, then with respect to each date for the payment of interest or principal of this Note occurring after the last date on which the (composite currency) was so used, the U.S. dollar shall be the currency of payment. The U.S. dollar amount to be paid by the Company to the Trustee and by the Trustee to the holder of this Note with respect to such payment date shall be the U.S. dollar equivalent of the (composite currency) as determined by          prior to the payment date.”)

          Additional provisions of this Note are contained on reverse hereof, and such provisions shall have the same effect as if set forth in this place.

          Unless the certificate of authentication hereon has been executed by or on behalf of the Trustee for the Notes by manual signature, this Note shall not be entitled to any benefit under the Indenture, or be valid or obligatory for any purpose.

          IN WITNESS WHEREOF, AMERICAN EXPRESS COMPANY has caused this instrument to be duly executed under its corporate seal.

Dated:

AMERICAN EXPRESS COMPANY

By

President
Attest:

Secretary

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Securities described in the within-mentioned Indenture.

THE BANK OF NEW YORK MELLON As Trustee

By

Authorized Signatory

(Form of Reverse of Global Note)

AMERICAN EXPRESS COMPANY

Zero Coupon Senior Note due

No.

          This Note is one of a duly authorized issue of debentures, notes or other evidences of indebtedness (hereinafter called the “Securities”) of the Company of the series hereinafter specified, which series is limited in aggregate principal amount to ($ (if not in U.S. dollars specify currency)           at Stated Maturity (except as provided in the Indenture hereinafter mentioned), all such Securities issued and to be issued under an indenture dated as of August 1, 2007) between the Company and The Bank of New York Mellon (formerly known as The Bank of New York), as Trustee, (as supplemented from time to time) (the “Indenture”), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the rights and limitation of rights thereunder of the Holders of the Securities and of the rights, obligations, duties and immunities of the Trustee for the Securities of each series and the Company, and the terms upon which the Securities are and are to be authenticated and delivered. The Securities may be issued in one or more series, which different series may be issued in various aggregate principal amounts, may be denominated in currencies other than U.S. dollars (including composite currencies), may mature at different times, may bear interest, if any, at different rates, may be subject to different redemption provisions, if any, may be subject to different sinking, purchase or analogous funds, if any, may be subject to different covenants and Events of Default and may otherwise vary as in the Indenture provided. This Note is one of a series of Securities designated as the Zero Coupon Senior Notes due           (the “Notes”). Additional notes on the same terms and conditions and with the same CUSIP number as those of the Notes may be issued by the Company without the consent of the Holders of the Notes. Such further notes shall be consolidated and form a single series with the Notes.

          (Insert provisions regarding payment in other foreign currency if series is not denominated in U.S. dollars.)

          (The Notes may not be redeemed prior to Stated Maturity.) (The Notes may be redeemed, at the option of the Company, on any date prior to their stated maturity, either as a whole or from time to time in part, at 100% of the principal amount thereof.)

          Notice of redemption shall be mailed to the registered Holders of the Notes designated for redemption at their addresses as the same shall appear on the Securities Register not less than thirty (30) nor more than sixty (60) days prior to the Redemption Date, subject to all the conditions and provisions of the Indenture.

          In the event of redemption of this Note in part only, a new Note or Notes for the unredeemed portion hereof shall be issued in the name of the Holder hereof upon the cancellation hereof.

          (Insert any alternate redemption provisions)

          (The Indenture contains provisions for defeasance and discharge (at the Company’s option) of (either) the entire principal of all the Securities or any series or of certain covenants in the indenture upon compliance by the Company with certain conditions set forth therein.)

          If an Event of Default with respect to the Notes, as defined in the Indenture, shall occur and be continuing, an amount of principal equal to the sum of (i) the initial public offering price of the Notes, (ii) the aggregate of the portions of the original issue discount that shall be added cumulatively each           and           computed as provided in the Indenture, and (iii) accrued amortization of original issue discount from the preceding or           , as the case may be, to the date of declaration, may be declared, and upon such declaration shall become, due and payable in the manner, with the effect, and subject to the conditions provided in the Indenture. Upon payment of such amount, all of the Company’s obligations in respect of the principal of this Note shall terminate.

          The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities under the Indenture at any time by the Company with the consent of the Holders of not less than a majority in aggregate principal amount of the Securities at the time Outstanding of each series of Securities affected thereby. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Securities of any series at the time Outstanding, on behalf of the Holders of all the Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the

Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent or waiver is made upon this Note.

          No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and the interest on overdue principal of this Note at the times, place, and rate, and in the coin or currency, herein prescribed.

          As provided in the Indenture and subject to certain limitations therein set forth, this Note is transferable on the Securities Register of the Company, upon surrender of this Note for registration of transfer at the office or agency of the Company to be maintained for that purpose in the City of          ,          , or, at the option of the Holder, at the office or agency of the Company maintained for that purpose in           , or at any other office or agency of the Company maintained for that purpose, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Securities Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

          Transfer of this Note will automatically transfer the warrant to purchase debt securities attached hereto (until the Detachable Date as set forth in such warrant).

          The Notes are issuable only in registered form without coupons in denominations of ($) (if not in U.S. dollars specify currency)           and any multiple of ($) (if not in U.S. dollars specify currency)          . As provided in the Indenture and subject to certain limitations therein set forth, the Notes are exchangeable for a like aggregate principal amount of Notes of a like tenor and of a different authorized denomination, as requested by the Holder surrendering the same.

          No service charge shall be made for any such transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with the registration of such exchange or transfer other than certain exchanges not involving any transfer.

          Certain terms used in this Note that are defined in the Indenture have the meanings set forth therein.

          This Note shall for all purposes be governed by, and construed in accordance with, the laws of the State of New York.

          The Company, the Trustee for the Notes and any agent of the Company or such Trustee may treat the Person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, whether or not this Note be overdue, and neither the Company, such Trustee nor any such agent shall be affected by notice to the contrary.